VOTING SUPPORT AGREEMENT

THIS AGREEMENT is made as of April 22, 2015

BETWEEN:

NOVACOPPER INC., a corporation existing under the laws of the Province of British Columbia (the “Purchaser”)

- and -

GOLD FIRST INVESTMENTS LIMITED, a corporation existing under the laws of British Virgin Islands (the “Securityholder”)

RECITALS:

1.	The Securityholder is the beneficial owner of, or has control or direction over, the Subject Securities.

2.

The Securityholder understands that Sunward Resources Ltd. (“Sunward”) and the Purchaser are, concurrently with the execution and delivery of this Agreement, executing and delivering the Arrangement Agreement.

3.

This Agreement sets out the terms and conditions of the agreement of the Securityholder to abide by the covenants in respect of the Subject Securities and the other restrictions and covenants set forth herein.

NOW THEREFORE, in consideration of the mutual covenants in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Arrangement Agreement. In this Agreement, including the recitals:

“Arrangement Agreement” means the arrangement agreement, dated as of the date hereof, between Sunward and the Purchaser;

“Board Nominees” means those two persons nominated by the Securityholder to be directors of the Purchaser as of the Effective Time, provided that such persons shall be acceptable to the Purchaser, acting reasonably;

“Business Day” means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Toronto, Ontario or Vancouver, British Columbia;

“Contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture, partnership or other right or obligation (written or oral) to which a Party or any of its subsidiaries (if applicable) is a party or by which it or any of its subsidiaries (if applicable) is bound or affected or to which any of their respective properties or assets is subject;

“Expiry Time” has the meaning ascribed thereto in Section 3.1(a);

“Governmental Entity” means: (a) any multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, agency or entity, domestic or foreign; (b) any stock exchange, including the TSX or the NYSE MKT; (c) any subdivision, agent, commission, board or authority of any of the foregoing; or (d) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Law” or “Laws” means all laws (including common law), by-laws, statutes, rules, regulations, principles of law and equity, orders, rulings, ordinances, judgments, injunctions, determinations, awards, decrees or other requirements, whether domestic or foreign, and the terms and conditions of any Permit of or from any Governmental Entity or self-regulatory authority (including the TSX and the NYSE MKT), and the term “applicable” with respect to such Laws and in a context that refers to a Party, means such Laws as are applicable to such Party and/or its subsidiaries or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Party and/or its subsidiaries or its or their business, undertaking, property or securities;

“Notice” has the meaning ascribed thereto in Section 4.7;

“Parties” means NovaCopper Inc. and the Securityholder, and “Party” means any of them;

“Person” includes an individual, partnership, association, body corporate, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status;

“Subject Securities” means the Subject Shares and any securities exercisable or exchangeable for, or convertible into, Subject Shares (including Sunward Options and Sunward DSUs) beneficially owned, directly or indirectly, or controlled or directed, by the Securityholder;

“Subject Shares” means all Sunward Shares beneficially owned, directly or indirectly, or controlled or directed, by the Securityholder, which, for greater certainty, shall include any Sunward Shares issuable upon the exercise, exchange, vesting or conversion of any security (including Sunward Options and Sunward DSUs) beneficially owned, directly or indirectly, or controlled or directed by the Securityholder which may be exercised, converted into or exchanged for Sunward Shares and shall also include any and all distributions of securities made in respect of such Subject Shares on or after the date hereof, and shall further include any Sunward Shares the direct or indirect beneficial ownership of which, or control or direction over which, is acquired after the date hereof by the Securityholder; and

“Transfer” has the meaning ascribed thereto in Section 3.1(a) .

1.2	Singular; Plural, etc.

In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.3	Headings, etc.

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.

1.4	Date for any Action

In the event that any date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.5	Governing Law

This Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of British Columbia and the Laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the jurisdiction of the Courts of the Province of British Columbia in respect of all matters arising under and in relation to this Agreement.

1.6	Incorporation of Schedules

The Schedules attached hereto and described below shall, for all purposes hereof, form an integral part of this Agreement.

Schedule A – Subject Securities

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Securityholder

The Securityholder represents and warrants to the Purchaser (and understands and acknowledges that the Purchaser is relying on these representations and warranties in entering into the Arrangement Agreement and completing the transactions contemplated hereby and by the Arrangement Agreement) the matters set out below:

(a)

if an individual, the Securityholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement; if a Person other than an individual, the Securityholder is validly existing under the laws of its governing jurisdiction, has all necessary power and authority to enter into this Agreement and has taken all steps necessary to authorize the execution of this Agreement and the performance of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Securityholder and constitutes a legal, valid and binding obligation of the Securityholder, enforceable against the Securityholder in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other applicable Laws relating to or affecting rights of creditors generally and subject to the qualification that equitable remedies, including specific performance, are discretionary;

(b)

the securities set forth in Schedule A represent all the Subject Securities beneficially owned, directly or indirectly, or controlled or directed, by the Securityholder as of the date hereof. Other than the securities set forth in Schedule A, neither the Securityholder nor any of his, her or its affiliates beneficially owns, directly or indirectly, or exercises control or direction over, or has any agreement or option, or right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Securityholder or any of his, her or its affiliates or transfer to the Securityholder or any of his, her or its affiliates of any additional securities of Sunward or any of its affiliates;

(c)

the Securityholder is, and will continue to be from the date hereof (or in the case of any Subject Securities acquired after the date hereof, from the date of each such acquisition) through to the Expiry Time, the sole beneficial owner of the Subject Securities, with good and marketable title thereto, free and clear of all Liens (other than (i) any restrictions on transfer imposed by applicable Securities Laws and (ii) as provided under this Agreement);

(d)

the Securityholder has the sole right to dispose of and vote (to the extent permitted by the attributes of such Subject Securities or pursuant to applicable Laws, regulation or policy), or direct the disposal and voting of, the Subject Securities;

(e)

no Person has any agreement or option, or any right or privilege (whether by Laws, pre- emptive or contractual) capable of becoming an agreement or option, providing for the purchase, acquisition or transfer of any of the Subject Securities or any interest therein or right thereto, except the Purchaser pursuant to the Arrangement Agreement;

(f)

none of the Subject Securities is subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of Sunward’s securityholders or give consents or approvals of any kind;

(g)

none of the execution and delivery by the Securityholder of this Agreement or the completion of the transactions contemplated hereby or the compliance by the Securityholder with the Securityholder’s obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) if the Securityholder is not an individual, any constating or governing documents or resolutions of the Securityholder; (ii) any Contract to which the Securityholder is a party or by which the Securityholder or any of the property or assets of the Securityholder are bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable Laws;

(h)

no consent, waiver, approval, authorization, order, exemption, registration, licence or declaration of or by, or filing with, or notification to any Governmental Entity or other third party which has not been made or obtained is required to be made or obtained by the Securityholder or any of his, her or its affiliates in connection with the execution and delivery by the Securityholder and enforcement against the Securityholder of this Agreement or the consummation of any transactions provided for herein (provided that the Securityholder makes no representations or warranties with respect to the consents, waivers, approvals, authorizations or declarations of or by, or filings with, or notices to any Governmental Entities or other third parties on the part of Sunward or the Purchaser necessary for the consummation of the transactions contemplated by the Arrangement Agreement);

(i)

there is no private or governmental action, suit, claim, arbitration, investigation or other proceeding in progress or pending before any Governmental Entity, or, to the knowledge of the Securityholder, threatened against the Securityholder or any of his, her or its affiliates or, if applicable, any of their respective directors or officers (in their capacities as such) that, individually or in the aggregate, could adversely affect the Securityholder’s ability to enter into this Agreement or perform his, her or its obligations hereunder or the title of the Securityholder to any of the Subject Securities. There is no judgment, decree or order against the Securityholder or any of his, her or its affiliates or, if applicable, any of their directors or officers (in their capacities as such) that could prevent, enjoin, alter, delay or adversely affect the ability of the Securityholder to enter into this Agreement, to perform his, her or its obligations under this Agreement or the title of the Securityholder to any of the Subject Securities;

(j)

the Securityholder is a sophisticated investor with respect to the Subject Securities and has independently and without reliance upon the Purchaser and based on such information as the Securityholder has deemed appropriate, made his, her or its own analysis and decision to enter into this Agreement. The Securityholder has received a copy of the Arrangement Agreement and has had an opportunity to review the Arrangement Agreement with his, her or its legal counsel. As of the date hereof, the Securityholder has full knowledge of and access to information concerning Sunward and the Sunward Shares. Any factors particular to the Securityholder, including non-financial factors, that were considered relevant by the Securityholder in assessing the Consideration offered under the Arrangement did not have the effect of reducing the Consideration that would otherwise have been considered acceptable by the Securityholder. The Securityholder acknowledges that, unless and until this Agreement is terminated in accordance with its terms, the agreements contained herein with respect to the Subject Securities by the Securityholder are irrevocable; and

(k)

the Securityholder (i) is not and will not be the beneficial owner of, and does not and will not have control or direction over, any securities of the Purchaser or any of its subsidiaries; or (ii) is party to a voting agreement with Sunward, substantially in the form of this Agreement, pursuant to which the Securityholder has agreed, among other things, to vote his, her or its NovaCopper Shares in favour of the issuance of the Consideration Shares and reservation for issuance of the Option Shares in connection with the Arrangement.

2.2	Representations and Warranties of the Purchaser

The Purchaser represents and warrants to the Securityholder (and acknowledges that the Securityholder is relying on these representations and warranties in completing the transactions contemplated hereby) the matters set out below:

(a)

the Purchaser is a corporation duly incorporated and validly existing under the laws of the Province of British Columbia and has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the qualification that such enforceability may be limited by bankruptcy, insolvency, reorganization or other applicable Laws relating to or affecting rights of creditors generally and subject to the qualification that equitable remedies, including specific performance, are discretionary; and

(b)

except as would not materially hinder, delay or impede the consummation of the transaction contemplated by this Agreement and the Arrangement Agreement, none of the execution and delivery by the Purchaser of this Agreement or the completion of the transactions contemplated hereby or the compliance by the Purchaser with the Purchaser’s obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating or governing documents or resolutions of the Purchaser; (ii) any Contract to which the Purchaser is a party or by which the Purchaser or any of the property or assets of the Purchaser are bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any applicable Laws;

(c)

there is no private or governmental action, suit, claim, arbitration, investigation or other proceeding in progress or pending before any Governmental Entity, or, to the knowledge of the Purchaser, threatened against the Purchaser or any of its affiliates or any of their respective directors or officers (in their capacities as such) that, individually or in the aggregate, could impair the Purchaser’s ability to enter into this Agreement or perform its obligations under this Agreement. There is no judgment, decree or order against the Purchaser or any of its affiliates or any of their directors or officers (in their capacities as such) that could prevent, enjoin, alter, delay or adversely affect the ability of the Purchaser to enter into this Agreement or to perform its obligations under this Agreement.

ARTICLE 3
COVENANTS

3.1	Covenants of the Securityholder

The Securityholder hereby irrevocably covenants and agrees as follows:

(a)

from the date of this Agreement until the termination of this Agreement in accordance with its terms (the “Expiry Time”), the Securityholder shall not (A) sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, grant any option with respect to, grant a security interest in or otherwise dispose of any right or interest in (including by way of deposit or tender under any take-over bid) (any such event, a “Transfer”) any of the Subject Securities, other than the exercise, exchange, vesting or conversion of Sunward Options or Sunward DSUs in accordance with their terms for Sunward Shares, which Sunward Shares will become Subject Securities hereunder, or enter into any agreement, arrangement or understanding in connection therewith (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), other than pursuant to the Arrangement, without having first obtained the prior written consent of the Purchaser, or (B) other than as set forth herein, grant any proxies or powers of attorney with respect to any Subject Securities, deposit any Subject Securities into a voting trust, in any way transfer any of the voting rights associated with any of the Subject Securities, or enter into a voting agreement, understanding or arrangement with respect to the right to vote, call meetings of Sunward Shareholders or give consents or approvals of any kind with respect to any Subject Securities. In furtherance of this Agreement, the Securityholder hereby authorizes the Purchaser, Sunward or their respective legal counsel to notify Sunward’s transfer agent that there is a stop transfer order with respect to all of the Subject Securities (and that this Agreement places limits on the voting and transfer of such Subject Securities, as applicable), provided that if any such action involves costs to the Securityholder, those costs shall be paid or reimbursed by the Purchaser. The Parties agree that such stop transfer order shall be removed and shall be of no further force and effect upon the termination of this Agreement in accordance with Section 4.1;

(b)

from time to time, until the Expiry Time, to vote (or cause to be voted) all the Subject Shares at any meeting of any of the securityholders of Sunward at which the Securityholder is entitled to vote, including without limitation the Sunward Meeting, and in any action by written consent of the securityholders of Sunward:

(i)

in favour of the approval, consent, ratification and adoption of the Arrangement Resolution and the transactions contemplated by the Arrangement Agreement (and any actions required for the consummation of the transactions contemplated by the Arrangement Agreement); and

(ii)

other than the Arrangement, against (A) any extraordinary corporate transaction, including any merger, reorganization, consolidation, amalgamation, arrangement, business combination, share exchange, liquidation, dissolution, recapitalization, or similar transaction involving Sunward or any of its subsidiaries; (B) any sale, lease or transfer of any significant part of the assets of Sunward or any of its subsidiaries; (C) any Acquisition Proposal involving Sunward or any of its subsidiaries; (D) any material change in the capitalization of Sunward or any of its subsidiaries or the corporate structure or constating documents of Sunward or any of its subsidiaries; (E) any action that would reasonably be expected to impede, delay, interfere with, or discourage the transactions contemplated by the Arrangement Agreement; and (F) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Sunward under the Arrangement Agreement;

in connection with the foregoing, subject to this Section 3.1(b), the Securityholder shall deposit an irrevocable proxy, duly completed and executed in respect of all of the Subject Shares at least five (5) business days prior to the Sunward Meeting, voting all such Subject Shares in favour of the Arrangement Resolution and otherwise in the manner described in this Section 3.1(b) . Neither the Securityholder nor any Person acting on his, her or its behalf will take any action to withdraw, amend or invalidate any proxy deposited by the Securityholder pursuant to this Agreement, notwithstanding any statutory or other rights which the Securityholder might have unless this Agreement is terminated in accordance with Section 4.1;

(c)

until the Expiry Time, to not, without the prior written consent of the Purchaser, requisition or join in the requisition of any meeting of any of the securityholders of Sunward for the purpose of considering any resolution;

(d)

from time to time, until the Expiry Time, when any meeting of Sunward securityholders is held, to appear at such meeting or otherwise cause the applicable Subject Securities to be counted as present thereat for the purpose of establishing a quorum;

(e)

until the Expiry Time, neither the Securityholder nor any of his, her or its Representatives will, directly or indirectly: (A) solicit, initiate, encourage or otherwise facilitate (including by way of entering into any agreement, arrangement or understanding) inquiries, submissions of proposals or offers from, or provide information to, any other Person, entity or group (other than the Purchaser) relating to any Acquisition Proposal or potential Acquisition Proposal, (B) participate in any discussions or negotiations regarding any Acquisition Proposal, or (C) accept, enter into or endorse, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding related to any Acquisition Proposal. Nothing in this Section 3.1(e) shall prevent any shareholder, director or officer of the Securityholder, if applicable, who is also a director or officer of Sunward from fulfilling his or her fiduciary obligations, provided that such act or thing is permitted by and is done in strict compliance with the terms of the Arrangement Agreement;

(f)	to:

(i)

immediately cease and cause to be terminated any and all solicitations, encouragements, existing discussions and negotiations, if any, with any Person or group or any agent or representative of such Person or group with respect to any Acquisition Proposal or potential Acquisition Proposal; and

(ii)

immediately (and in any event within 48 hours following receipt) notify the Purchaser of any Acquisition Proposal or inquiry in respect of a potential Acquisition Proposal of which the Securityholder or, to the knowledge of the Securityholder, any of the shareholders, directors or officers of the Securityholder, if applicable, becomes aware. Such notification shall be made orally and in writing and shall include the identity of the Person making such Acquisition Proposal or inquiry and a description of the material terms and conditions thereof, together with a copy of all documentation relating to such Acquisition Proposal or inquiry; provided however that such notification shall not be required if Sunward has already notified the Purchaser in the manner contemplated by the Arrangement Agreement;

(g)	to waive any rights of appraisal or rights of dissent that the Securityholder may have arising from the transactions contemplated by the Arrangement Agreement;

(h)

until the Expiry Time, to not make any statements which may reasonably be construed as being against the transactions contemplated by the Arrangement Agreement or any aspect thereof and to not bring, or threaten to bring, any suit or proceeding for the purpose of, or which has the effect of, directly or indirectly, stopping, preventing, impeding, delaying or varying such transactions or any aspect thereof;

(i)

to promptly notify the Purchaser of any acquisitions by the Securityholder or any of his, her or its affiliates of any securities of Sunward, if any, after the date hereof, which, for greater certainty, shall include any Sunward Options and Sunward DSUs and any Sunward Shares issuable upon the exercise, conversion or vesting, as applicable, of any Sunward Options or Sunward DSUs, owned or controlled by the Securityholder which may be exercised, converted into or exchanged for Sunward Shares. Any such securities shall be subject to the terms of this Agreement as though they were Subject Securities owned by the Securityholder on the date hereof;

(j)

until the Expiry Time, not to (i) exercise any securityholder rights or remedies available at common law or pursuant to applicable securities legislation; or (ii) take any other action of any kind, in each case which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of, the transactions contemplated by the Arrangement Agreement;

(k)	the Securityholder hereby irrevocably consents to:

(i)

details of this Agreement being set out in any information circular and court documents produced by Sunward, the Purchaser or any of their respective affiliates in connection with the transactions contemplated by this Agreement and the Arrangement Agreement; and

(ii)	this Agreement being made publicly available, including by filing on SEDAR;

(l)

except as required by applicable Law or applicable stock exchange requirements, not to make any public announcement or statement with respect to the transactions contemplated herein or pursuant to the Arrangement Agreement without the prior written approval of the Purchaser and, in the case any such public announcement or statement is required by applicable Law or applicable stock exchange requirements, to consult with the Purchaser and provide the Purchaser a reasonable opportunity to review and comment on any such public announcement or statement, and give reasonable consideration to any comments made by the Purchaser and its legal counsel; and

(m)

to use his or her commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Sunward and the Purchaser in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner possible, the Arrangement and the other transactions contemplated by the Arrangement Agreement, and to carry out the intents and purposes of this Agreement, and, other than pursuant to and in compliance with Section 7.2 of the Arrangement Agreement, to not enter into any agreement or understanding or make any commitment with any Person that would violate any provision or agreement contained in this Agreement.

3.2	Covenants of the Purchaser

The Purchaser shall, in accordance with applicable Laws, take all reasonable steps as may be necessary to appoint the Board Nominees to the board of directors of the Purchaser as of the Effective Time.

ARTICLE 4
GENERAL

4.1	Termination

This Agreement shall terminate and be of no further force or effect upon the earliest of:

(a)	the written agreement of the Purchaser and the Securityholder;

(b)	the termination of the Arrangement Agreement in accordance with its terms;

(c)

written notice by the Securityholder if the Purchaser, without the prior written consent of the Securityholder, decreases the amount of Consideration as set out in the Arrangement Agreement (provided that a decrease in the market price of the Consideration Shares will not constitute a decrease in the amount of Consideration); or

(d)	the Effective Date.

4.2	Time of the Essence

Time shall be of the essence in this Agreement.

4.3	Equitable Relief

The Parties agree that irreparable harm will occur for which money damages will not be an adequate remedy at Law in the event that any of the provisions of this Agreement are not performed by the Securityholder or any of its affiliates in accordance with their terms or are otherwise breached. It is accordingly agreed that the Purchaser shall be entitled to seek an injunction or injunctions and other equitable relief to prevent breaches or threatened breaches of the provisions of this Agreement by the Securityholder or any of its affiliates and shall be entitled to obtain specific performance by the Securityholder or any of its affiliates of any such provisions. The Securityholder hereby agrees not to seek the posting of any security bond or other assurance in respect of such injunctive or other equitable relief. Such remedies will not be the exclusive remedies for any breach of this Agreement and will be in addition to all other remedies available at Law or equity.

4.4	Fiduciary Duties

The Purchaser hereby agrees that the Securityholder is not making any agreement or understanding herein in any capacity other than in his, her or its capacity as securityholder of Sunward. Nothing herein shall in any way limit any actions that the Securityholder may take that are, upon the advice of counsel, necessary to discharge such Person’s fiduciary duties as a director of Sunward.

4.5	Waiver; Amendment

Each Party agrees and confirms that any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Securityholder and the Purchaser or in the case of a waiver, by the Party against whom the waiver is to be effective and no failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

4.6	Entire Agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto.

4.7	Notices

Any notice, consent, approval or other communication required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	if to the Purchaser:

NovaCopper Inc.
Suite 1950 - 777 Dunsmuir Street
Vancouver, BC V7Y 1K4

Attention:	Chief Executive Officer
Facsimile:	604-638-8088

with a copy (which shall not constitute notice) to:

Blake, Cassels & Graydon LLP
595 Burrard Street, Suite 2600
P.O. Box 49314, Three Bentall Centre
Vancouver, BC V7X 1L3

Attention:	Trisha Robertson
Facsimile:	604-631-3309
Email:	trisha.robertson@blakes.com

(b)	if to the Securityholder:

Gold First Investments Limited
c/o Unit 801-2, 8/F, Tung Hip Commercial Building
244-248 Des Voeux Road Central, Hong Kong

Attention:	Andrew Philip BURGIN
Facsimile:	+852 2575 5050
Email:	andrewb@a-pass.com.hk

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. If the Notice is delivered or transmitted after 5:00 p.m. local time or if the day is not a Business Day, then the Notice shall be deemed to have been given and received on the next Business Day.

Either Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this Section 4.7.

4.8	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.9	Successors and Assigns

The provisions of this Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors, permitted assigns and personal representatives, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Party hereto, except that the Purchaser may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to any of its affiliates without reducing its own obligations hereunder without the consent of the Securityholder.

4.10	Expenses

Each Party shall pay all costs and expenses (including the fees and disbursements of legal counsel and other advisers) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement.

4.11	Independent Legal Advice

Each of the Parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution of this Agreement that it has either done so or waived its right to do so in connection with the entering into of this Agreement.

4.12	Further Assurances

The Parties shall, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.

4.13	Rules of Construction

The Parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any provision of this Agreement.

4.14	No Third Party Beneficiaries

The Parties hereby agree that their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

4.15	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all the counterparts and facsimiles together constitute one and the same agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF the Parties have executed this Agreement.

GOLD FIRST INVESTMENTS LIMITED

By:	/s/ Andrew Philip Burgin
Name: Andrew Philip BURGIN
Title: Director

NOVACOPPER INC.

By:	/s/ Elaine Sanders
Name: Elaine Sanders
Title: VP & Chief Financial Officer

SCHEDULE “A”

Registered Owner	Beneficial Owner	Sunward Options	Sunward DSUs	Sunward Shares
Gold First Investments Limited	Lakeview Group Holdings Limited’ Notela Resource Advisors Ltd.	Nil	Nil	46.4m common shares